Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1 of our report dated March 18, 2011 with respect to the audited consolidated financial statements of China Aluminum Foil, Inc. for the years ended June 30, 2010 and 2009.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas
March 18, 2011